Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Kaiyo Nedd as the Chief Executive Officer, and Robert W. Cook, as the Chief Financial Officer of RenovaCare, Inc., certifies that, to the best of his knowledge and belief, the Annual Report on Form 10-K for the year ended December 31, 2020 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of RenovaCare, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: March 31, 2021

/s/ Kaiyo Nedd

Name: Kaiyo Nedd

Title: President and Chief Executive Officer and Director

Date: March 31, 2021

/s/ Robert W. Cook

 Name: Robert Cook

 Title: Chief Financial Officer